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                                                                    EXHIBIT 99.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER




      Pursuant to 18 U.S.C. Section 1350, the undersigned officer of JAKKS Pacific, Inc. ("JAKKS"), hereby certifies that JAKKS' Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "Annual Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of JAKKS.

Dated: March 27, 2003

/s/ Joel M. Bennett
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Joel M. Bennett
Chief Financial Officer
Principal Financial Officer